EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-106221, 333-32552, and 333-78895 of Delphi Corporation on Form S-8 of our report dated June 21, 2004, appearing in this Annual Report on Form 11-K of Delphi Savings-Stock Purchase Program for Salaried Employees in the United States for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Detroit, Michigan
June 21, 2004

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